UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 5, 2023 (September 30, 2023)

Burlington Northern Santa Fe, LLC
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-11535	27-1754839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2650 Lou Menk Drive, Fort Worth, TX	76131
(Address of Principal Executive Offices)	(Zip Code)

(800) 795-2673
(Registrant’s Telephone Number, Including Area Code)

(Not Applicable)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective September 30, 2023, National Indemnity Company (the “Sole Member”), a Nebraska corporation that is wholly owned by Berkshire Hathaway Inc. (“Berkshire”) and the sole member of Burlington Northern Santa Fe, LLC, a Delaware limited liability company (the “Company”), transferred its membership interests in the Company to Berkshire and resigned as a member of the Company (collectively, the “Transfer”).  After giving effect to the Transfer, Berkshire is the sole member of the Company.  In connection with the Transfer, and solely to reflect Berkshire’s status as the sole member of the Company, the Company amended the Amended and Restated Limited Liability Company Operating Agreement of the Company, dated as of February 12, 2010, and amended April 8, 2010 and January 1, 2021 (the “Operating Agreement”). The foregoing summary does not purport to be complete and is qualified in its entirety by the written consent of the Sole Member adopting the amendment to the Operating Agreement and the acknowledgement and agreement of Berkshire, a copy of which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number and Description

3.1	Written Consent of the Sole Member adopting the amendment to the Operating Agreement and acknowledgement and agreement of Berkshire Hathaway Inc., dated September 30, 2023.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON NORTHERN SANTA FE, LLC

Date: October 5, 2023	By:	/s/ Paul W. Bischler
		Name:	Paul W. Bischler
		Title:	Executive Vice President and Chief Financial Officer